Exhibit 10.22

FIRST AMENDMENT

TO

LOAN AGREEMENT

This FIRST AMENDMENT (this “Amendment”), dated as of May 14, 2004 (the “First Amendment Date”) by and among FIRST ALBANY COMPANIES INC., a New York corporation, with its principal office and place of business as of the date hereof at 30 South Pearl Street, Albany, New York 12207 (the "Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, with an office for the transaction of business as of the date hereof at 66 South Pearl Street, Albany, New York, 12207 (“Bank”) to the Loan Agreement RE: $20,000,000.00 TERM LOAN, by and among Borrower and Bank (the “February Credit Agreement” or the “Original Agreement”).  Borrower and Bank are referred to individually in this Amendment as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties entered into the Original Agreement (the Original Agreement, as amended by this Amendment, is hereinafter referred to as the “Agreement”), pursuant to which, among other things, the Bank agreed to provide a $20,000,000.00 Term Loan to Borrower in order to provide financing to the Borrower for the acquisition of all of the issued and outstanding shares of stock of Descap Securities, Inc.;

WHEREAS, the Parties desire to amend the Original Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1

Original Agreement Definitions.  All capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Original Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Original Agreement, the definitions contained herein shall prevail.

ARTICLE II

AMENDMENTS TO ORIGINAL AGREEMENT AND CONSENT

2.1

Amendments to Section 5.04 of Original Agreement.

(a)

Section 5.04(a) of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:  Minimum EBITDAR.  Maintain a trailing twelve (12) month EBITDAR of not less than $22,500,000.00 as at the end of each fiscal quarter based on the preceding trailing twelve month period.  EBITDAR is defined as earnings before interest, taxes, Lease Expense, depreciation and amortization.  Provided, however, that for and only for those periods ending March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, EBITDAR is defined as earnings before interest, taxes, Lease Expense, depreciation and amortization plus Excess DesCap’s Officer’s Compensation.  Excess DesCap’s Officer’s Compensation is defined as DesCap’s officer’s compensation in excess of contractua l compensation for the periods ending March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005.

(b)

Section 5.04(b) of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:  Operating Cash-Flow to Total Fixed Charge Ratio.  Maintain a ratio of operating cash flow to total fixed charges of not less than 1.15 to 1.00 as at the end of each fiscal quarter based on the preceding trailing twelve month period.  Operating Cash Flow is defined (i) for the periods ending March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005 is defined as net income less any other non-recurring income plus depreciation/amortization, plus Lease Expense, less Cash Dividends plus or less the Annualized Effect of Income Tax and (ii) for all other periods as net income less any other non-recurring income plus depreciation/amortization, plus Lease Expense, less Cash Dividends.  Excess DesCa p’s Officer’s Compensation (Net of Tax) will be added to operating cash flow for and only for those periods ending March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005.  The Annualized Effect of Income Tax is defined as the positive or negative difference between (i) the combined federal and state income tax rate(s) payable by the Borrower multiplied by the taxable income generated from DesCap’s operation for the period in question and (ii) the reserves taken by or on behalf of DesCap for the combined federal and state income taxes payable by DesCap as a result of its operations over the same period.  Total fixed charges are defined as Interest Expense, plus Lease Expense plus current maturities on Long Term Debt/current maturities on long term Capital Leases plus maintenance CAPEX.  Maintenance CAPEX is defined as CAPEX without a corresponding debt or lease financing for the twelve month period under consideration.

(c)

Section 5.04(c) of the Original Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:  Modified Total Funded Debt to EBITDAR Ratio.  Maintain a modified total Funded Indebtedness to EBITDAR ratio of less than 1.75 to 1.00 as at the end of each fiscal quarter based on preceding trailing twelve (12) month period.  Modified total Funded Indebtedness is defined as Funded Indebtedness less Short Term Line Financing secured by marketable securities.  Notwithstanding anything to the contrary contained herein, the Borrower’s failure to meet any of the above Financial Covenants shall constitute an Event of Default only if the Borrower fails to cause the covenant violated to be brought into compliance within forty-five (45) days of the date written notice of the Borrower’s failure to meet a Financial Cove nant is given to the Borrower by the Bank.  The Borrower’s compliance with the Financial Covenants over a trailing twelve month period that includes any reporting period ending before or including the Closing Date (each a “PreClosing Date Reporting Period”), shall be computed utilizing (i) the results of DesCap’s operations for each PreClosing Date Reporting Period as reflected in the financial information covering such period prepared for, by or on behalf of DesCap that most closely approximates the financial information referenced in subsections 5.03(b) and 5.03(c), as applicable as adjusted to add back the actual compensation expenses paid to the individuals set forth in the definition of “Employment Contracts” for the period in question less the amount required to be paid to these individuals under the terms of the Employment Contracts for a period of equal length, and (ii) the results of Borrower’s operations for each PreClosing Date Reporting Period as reflect in the financial information referenced in subsections 5.03(b) and 5.03(c), as applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank as follows:

3.1

Representations and Warranties in the Original Agreement.  The representations and warranties of the Borrower contained in the Original Agreement were true, correct and complete as and when made and, are true, correct and complete in all material respects as of the date hereof as if made on the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

3.2

Authority, Etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under this Amendment and the Original Agreement (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings by the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Borrower.

3.3

Enforceability of Obligations.  This Amendment and the Original Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforcement of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcing of creditors’ rights generally.

3.4

No Default.  After giving effect to this Amendment, no Default or Event of Default exists under the Original Agreement or the Note.

ARTICLE IV

MISCELLANEOUS

4.1

Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Original Agreement.  The Parties expressly do not intend to extinguish the Original Agreement. Instead, it is the express intention of the Parties to reaffirm the indebtedness created under the Original Agreement (including, without limitation, the Note) and the other documents contemplated thereby and to reaffirm the rights and obligations contained therein. The Original Agreement as amended hereby and each of the other documents contemplated thereby shall remain in full force and effect. Except as herein amended, the Original Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Original Agreement and i n this Amendment shall survive the execution and delivery of this Amendment.

4.2

References.  Any reference to the Original Agreement contained in any notice, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless the context shall otherwise require.

4.3

Headings/Counterparts.  The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.   This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.4

GOVERNING LAW.  THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.5

Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Northern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

5.6

Acknowledgments.  The Borrower hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this amendment and the other Loan Documents;

(b)

the Bank has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this amendment or any of the other Loan Documents, and the relationship between the Bank, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Borrower and the Banks.

5.7

Severability.  Any provision of this amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8

Expenses.  Upon the execution hereof the Borrower will pay to or as directed by the Bank the fees and disbursements of their respective counsel in connection with this Amendment.

5.9

WAIVERS OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

FIRST ALBANY COMPANIES INC.

By: /S/ STEPHEN P. WINK

Name:  Stephen P. Wink

Title:    Executive Managing Director,

General Counsel, Secretary

KEY BANK NATIONAL ASSOCIATION

By: /S/ RICHARD C. VAN AUKEN

Name:  Richard C. Van Auken

Title:

Senior Vice President